UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2022

CARVANA CO.

(Exact name of registrant as specified in its charter)

Delaware	001-38073	81-4549921
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1930 W. Rio Salado Parkway

Tempe, Arizona 85281

(Address of principal executive offices)

Registrant’s telephone number, including area code: (480) 719-8809

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.001 Per Share	CVNA	New York Stock Exchange

Explanatory Note

This Amendment No. 1 to the Form 8-K dated February 24, 2022 (the “Initial Form 8-K”) is being filed for the sole purpose of adding as an exhibit the Securities and Asset Purchase Agreement (the “Purchase Agreement”) with KAR Auction Services, Inc. referred to in the Initial Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement.

On February 24, 2022, Carvana Co. (the “Company”) entered into a definitive agreement to acquire the U.S. physical auction business of ADESA, Inc. (“Adesa”) from KAR Auction Services, Inc., for approximately $2.2 billion (the “Purchase Agreement”). The Company plans to finance the acquisition through the issuance of new debt financing that has already been committed, described below. The Company’s obligation to fund the purchase price of the acquisition is not subject to a financing contingency or condition.

In connection with the Purchase Agreement, the Company also entered into a commitment letter (the “Commitment Letter”) with certain financial institutions, in which such financial institutions agreed to provide the Company with an aggregate of $3.275 billion of debt financing facilities (the “Acquisition Finance Facilities”). The Acquisition Finance Facilities will serve to (a) finance the cash consideration agreed upon in the Purchase Agreement, (b) pay certain associated costs and expenses and (c) provide for certain working capital needs and general corporate purposes, including investing in improvements at facilities acquired pursuant to the Purchase Agreement. The Acquisition Finance Facilities will be financed by a syndicate of lenders led by JPMorgan Chase Bank, N.A. and Citi. The Commitment Letter contains, and any definitive financing documentation entered into in connection with the Commitment Letter will contain, customary conditions, representations and warranties, events of default, and covenants for transactions of this type.

The Purchase Agreement has been approved by the Boards of Directors of both companies. The acquisition is expected to close during the second quarter of 2022, subject to the satisfaction or waiver of customary closing conditions.

The foregoing description of the Purchase Agreement set forth herein is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

A copy of the press release announcing the above-referenced transaction is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”). In addition, on February 24, 2022, the Company posted an investor presentation related to the transaction on its investor relations website, at https://investors.carvana.com/events-and -presentations.

The information “furnished” pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current expectations and projections with respect to, among other things, our ability to complete and obtain the benefits of the acquisition of the U.S. assets and operations of Adesa, our financial condition, results of operations, plans, objectives, future performance, and business. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Among these factors are risks related to the “Risk Factors” identified in the Company’s Annual Report on Form 10-K for 2021.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1§	Securities and Asset Purchase Agreement, dated February 24, 2022, by and among KAR Auction Services, Inc., Carvana Group, LLC and Carvana Co. solely for purposes of Section 10.15 thereof as guarantor.

99.1	Press Release, dated February 24, 2022, related to the acquisition (Incorporated by reference to Exhibit 99.1 to the Initial Form 8-K).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

§ Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the Securities and Exchange Commission upon request

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2022

CARVANA CO.

By:	/s/ Paul Breaux
Name:	Paul Breaux
Title:	Vice President, General Counsel and Secretary